Exhibit 99.1

Global Technologies, Ltd Announces H. “Wyatt” Flippen as Its New Chief Executive Officer

Parsippany, NJ – November 25, 2024 – Global Technologies, Ltd (OTC: GTLL), a multi-operational company driving innovation and sustainable growth across the technology and service sectors, is pleased to announce the appointment of H. “Wyatt” Flippen as its new Chief Executive Officer and as a member of the Board of Directors.

Mr. Flippen brings to Global Technologies a wealth of experience as a dynamic leader with a proven ability to drive growth and build impactful brands. With an extensive background spanning finance, technology, and entrepreneurship, Mr. Flippen has successfully guided teams through transformative growth in diverse industries.

Most recently, Mr. Flippen served as Co-Founder and CEO of a holding company managing innovative marketing and consulting ventures. Known for his expertise in data analytics and consumer behavior, he has built a reputation for creating winning strategies that enhance sales and foster brand loyalty. His career includes co-founding MortgageToday.com, where he mastered measurable marketing and digital branding strategies to deliver exceptional results.

“We are thrilled to welcome Wyatt to Global Technologies as CEO,” said Fredrick Cutcher, President of 10 Fold Services. “His forward-thinking leadership, strategic vision, and extensive expertise align perfectly with our mission to drive innovation and deliver value to our stakeholders. We are confident he will lead Global Technologies into an exciting new chapter of growth and success,” Mr. Cutcher added.

Mr. Flippen holds a Bachelor of Science in Business Administration from Longwood University and has completed advanced coursework in banking and finance at the University of Virginia’s Darden School of Business. Beyond his professional endeavors, Mr. Flippen is actively involved in community initiatives, serving on various boards and coaching high school baseball in the Greensboro-Triad area.

“I am honored to join Global Technologies as CEO and to lead this exceptional team,” said Mr. Flippen. “Together, we will continue to innovate, create value for our shareholders, and expand our footprint as a leader in the technology sector.”

The Company would like to graciously thank Mr. Cutcher for his tenure as Chief Executive Officer of the Company during its time of transition. Mr. Cutcher will remain as President of 10 Fold Services and as a member of the Board of Directors.

About Global Technologies, Ltd:

Global Technologies, Ltd is a multi-operational company that is driving innovation and sustainable growth across the technology and service sectors. With a strategic focus on the health and wellness and electric vehicle industries through its subsidiaries, the company leverages cutting-edge technology and innovative business models to revolutionize these sectors. Global Technologies is dedicated to enhancing connectivity, efficiency, and environmental stewardship, thereby delivering substantial value to its customers, partners, and shareholders. Its mission is rooted in empowering businesses and communities with scalable solutions that not only meet current demands but also anticipate future needs, ensuring a sustainable and thriving future for all stakeholders.

Forward Looking Statements:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

H. Wyatt Flippen

CEO

Global Technologies, Ltd

336.404.7982

w.flippen@gmail.com